SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of Earliest Event Reported): November 13, 2001


                          ANTHRACITE CAPITAL, INC.
             (Exact name of Registrant as Specified in Charter)


     Maryland                          001-13937             13-397-8906
-----------------------------     -------------------       ---------------
(State or Other Jurisdiction         (Commission           (IRS Employer
of Incorporation)                    File Number)          Identification No.)


    345 Park Avenue, New York, NY                               10154
---------------------------------------------            ------------------
(Address of Principal Executive Offices)                   (Zip Code)


     Registrant's telephone number, including area code: (212) 409-3333


                                    N/A
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       (Former Name or Former Address, if Changed Since Last Report)



ITEM 5.  OTHER EVENTS


         Common Stock Offering.

         On November 1, 2001, the Company entered into an underwriting agreement with UBS Warburg LLC, Friedman, Billings, Ramsey & Co., Inc. and ABN AMRO Rothschild LLC, as representatives of the several underwriters named therein (collectively, the "Underwriters"), relating to the sale of 4,400,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and the granting of an option for an additional 660,000 shares of Common Stock to the Underwriters to fulfill over-allotments that may occur during the offering process. The offering of 4,400,000 shares of Common Stock closed on November 7, 2001. The offering of an additional 90,000 shares of Common Stock upon exercise of the over-allotment option by the Underwriters closed on November 13, 2001.

         The aggregate net proceeds to the Company (after deducting estimated expenses) are estimated to be approximately $40.2 million.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits.


      99.1 Underwriting Agreement, dated November 1, 2001 between the Company and the Underwriters.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ANTHRACITE CAPITAL, INC.


                                        By: /s/Richard M. Shea
                                            -------------------------
                                            Name:  Richard M. Shea
                                            Title: Chief Operating Officer
                                                   and Chief Financial Officer

Dated:  November 13, 2001


                               EXHIBIT INDEX


       Designation                             Description

           99.1 Underwriting Agreement, dated November 1, 2001 between the Company and the Underwriters.